UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 24, 2007
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-10435	06-0633559
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT		06890
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.1: AMENDED BY-LAWS

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
     On April 24, 2007, the Board of Directors of the Company adopted a resolution approving amendments to Article 3 Section 4 and Article 4 Section 5 of the Company’s by-laws, effective immediately.
     The amendment to Article 3 Section 4 provides that Non-management Directors will meet in regularly scheduled executive sessions outside the presence of management Directors in accordance with the rules of the New York Stock Exchange for the purpose of full and frank discussion of the Company’s affairs, and that an executive session will generally be held as part of each regularly scheduled Board meeting.
     Article 4 Section 5 of the Company’s by-laws, which defines the responsibilities of the Chairman of the Board, Vice Chairman, President and Chief Executive Officer, was amended to provide that (i) the Chairman of the Board will be an independent, non-management Director and will preside at all meetings of the stockholders and Directors, including the executive sessions of non-management Directors (ii) in the absence or disability of the Chairman of the Board, an independent non-management director is to be elected as Lead Director by the non-management Directors, preside at meetings of the stockholders and Directors and have such other duties as may be prescribed from time to time by the Board and (iii) the Vice Chairman of the Board, if one is elected, will have such duties as may be prescribed from time to time by the Board.
     The full text of the amended Article 3 Section 4 and Article 4 Section 5 of the Company’s by-laws is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Article 3 Section 4 and Article 4 Section 5 of the Company’s by-laws, as amended by the Board of Directors on April 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.
By:	/S/ THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Treasurer and Chief Financial Officer

Dated: April 25, 2007